UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 3, 2026 (August 3, 2026)
Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)
(646) 344-1290
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 3, 2026, Global Business Travel Group, Inc., a Delaware corporation (the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 6, 2026 and first mailed to the Company’s stockholders on or about July 6, 2026. A total of 522,373,443 shares of the Company’s Class A common stock, par value $0.0001 per share (“common stock”) were entitled to vote as of the close of business on July 6, 2026, the record date for the Special Meeting, and 496,040,291 shares of the Company’s common stock issued and outstanding were present at the Special Meeting or represented by proxy at the Special Meeting, representing approximately 94.95% of those shares entitled to vote, which constituted a quorum.

The following proposals were submitted to the Company’s stockholders at the Special Meeting, other than Proposal 3, which was rendered moot because there were sufficient votes to approve the Merger Proposal, and the final voting results are set forth below:

Proposal 1: Merger Proposal

Proposal to adopt the Agreement and Plan of Merger, dated as of May 2, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”).

FOR	AGAINST	ABSTAIN
495,937,250	74,615	28,426

This proposal was approved by the Company’s stockholders at the Special Meeting.

Proposal 2: Advisory Compensation Proposal

Proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger.

FOR	AGAINST	ABSTAIN
474,837,275	20,989,516	213,500

This proposal was approved by the Company’s stockholders at the Special Meeting.

Proposal 3: Adjournment Proposal

Because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, adjournment of the Special Meeting was not necessary or appropriate. Accordingly, Proposal 3 was rendered moot and was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

Date: August 3, 2026	By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary